UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective as of April 5, 2021, the board of directors of IAC/InterActiveCorp (the “Company”) approved an amendment and restatement of the Company’s amended and restated by-laws (as amended and restated, the “By-Laws”) in order to add a new Article XIII containing a forum selection provision and to make certain other ministerial changes.

The By-Laws provide that, unless the Company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery in the State of Delaware (the “Delaware Court of Chancery”) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee or agent or stockholder of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee or agent or stockholder of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Company or the By-Laws of the Company (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Company or any current or former director, officer, other employee or agent or stockholder that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware (or, if the Delaware Court of Chancery lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware).

Further, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

The amendments to the By-Laws do not deny substantive claims under Delaware law that stockholders are legally entitled to bring and are intended to help prevent duplicative, multi-forum litigation, which can cost the Company a significant amount of resources to defend and lead to inconsistent results.

This description is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-Laws of IAC/InterActiveCorp
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Senior Vice President & General Counsel

 Date: April 9, 2021